EXHIBIT 16.1



Members of:                    DE JOYA         Contact Information:
American Institute of CPA's      GRIFFITH &     2425 W. Horizon Ridge Parkway
Association of Certified             COMPANY       Henderson, Nevada 89052
 Fraud Examiners                                        (702)736-1852 (voice)
Public Company Accounting                                (702) 736-1608 (fax)
 Accounting Oversight Board
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March 26, 2006



Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549


Re: NorthTech Corporation
    File No. 333-128822


Dear Sir or Madam:

We have read the amended disclosures contained in Item 4.01 of the Form 8-K/A ofNorthTech Corporation, dated March 26, 2006, and we agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ De Joya Griffith & Company
2425 W. Horizon Ridge Parkway
Henderson, Nevada 89052
(702)736-1852 (voice)
(702) 736-1608 (fax)